EXHIBIT 20.1
------------

UCFC Funding Corporation                      Administrator:
Manufactured Housing Contract                   The First National Bank
Pass-Through Certificates, Series 1996-1            of Chicago
                                                Mail Suite 0126
                                                Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS

Distribution Date:                           15-Jan-97


DISTRIBUTION SUMMARY
------------------------------------------------------------------------------------------------------------------




                                                                  Class         Class     Remaining
                                                                  Interest      Unpaid    Class
                                                                  Distribution  Interest  Unpaid
       Original         Beginning        Principal    Remittance  Amount        Amounts   Interest  Remaining
Class  Face Value       Balance          Distribution Rate        Distributed   Paid (1)  Amount    Balance
-----  -----------      ---------        ------------ ----------- -----------   --------- -------   ---------------

A-1     $22,688,000.00   $21,064,821.90  $682,661.76   6.40000%   $112,345.72     $0.00     $0.00    $20,382,160.14
A-2     $23,362,000.00   $23,362,000.00        $0.00   6.75000%   $131,411.25     $0.00     $0.00    $23,362,000.00
A-3     $13,108,000.00   $13,108,000.00        $0.00   7.05000%    $77,009.50     $0.00     $0.00    $13,108,000.00
A-4     $10,160,000.00   $10,160,000.00        $0.00   7.35000%    $62,230.00     $0.00     $0.00    $10,160,000.00
A-5     $10,198,000.00   $10,198,000.00        $0.00   7.57500%    $64,374.88     $0.00     $0.00    $10,198,000.00
A-6     $10,759,000.00   $10,759,000.00        $0.00   8.02000%    $71,905.98     $0.00     $0.00    $10,759,000.00
M       $10,350,000.00   $10,350,000.00        $0.00   7.90000%    $68,137.50     $0.00     $0.00    $10,350,000.00
B-1      $8,050,000.00    $8,050,000.00        $0.00   8.00000%    $53,666.67     $0.00     $0.00     $8,050,000.00
B-2      $6,325,000.00    $6,325,000.00        $0.00  10.30000%    $54,289.58     $0.00     $0.00     $6,325,000.00
R                $0.00            $0.00        $0.00   0.00000%    $15,481.71     $0.00     $0.00             $0.00
===================================================================================================================
TOTAL: $115,000,000.00  $113,376,821.90  $682,661.76              $710,852.79     $0.00     $0.00   $112,694,160.14
===================================================================================================================

                                         AMOUNTS PER $1,000 UNITS
---------------------------------------------------------------------------------------------------


                                                  Class        Class       Remaining
                                                  Interest     Unpaid      Class
                                                  Distribution Interest    Unpaid
                    Beginning      Principal      Amount       Amounts     Interest   Remaining
CUSIP        Class  Balance        Distribution   Distributed  Paid (1)    Amounts    Balance
------       -----  -----------    -----------    -----------  ----------  ---------  -------------

90263AAA8    A-1     928.45653650  30.08911142    4.95176834   0.00000000  0.00000000  898.36742507
90263AAB8    A-2    1000.00000000   0.00000000    5.62500000   0.00000000  0.00000000 1000.00000000
90263AAC4    A-3    1000.00000000   0.00000000    5.87500000   0.00000000  0.00000000 1000.00000000
90263AAD2    A-4    1000.00000000   0.00000000    6.12500000   0.00000000  0.00000000 1000.00000000
90263AAE0    A-5    1000.00000000   0.00000000    6.31250049   0.00000000  0.00000000 1000.00000000
90263AAH3    A-6    1000.00000000   0.00000000    6.68333302   0.00000000  0.00000000 1000.00000000
90263AAF7    M      1000.00000000   0.00000000    6.58333333   0.00000000  0.00000000 1000.00000000
90263AAG5    B-1    1000.00000000   0.00000000    6.66666708   0.00000000  0.00000000 1000.00000000
100000783    B-2    1000.00000000   0.00000000    8.58333281   0.00000000  0.00000000 1000.00000000

---------------------------------------------------------------------------------------------------
(1) The Class Unpaid Interest Amount is identified separately here, and is already included in the Class Interest
    Distribution Amount Distributed column.


                                              PAGE 6

UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1996-1             of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------
Distribution Date:    15-Jan-97

                      Statement to Certificateholders
         Pooling and Servicing Agreement Dated September 1, 1996
                         (Pursuant to Section 5.03)

    (i)   Class Interest Distribution Amounts and        Reported on Page 1
          Class Unpaid Interest Amounts

   (ii)   Collections   Principal
                        ---------
                        Scheduled principal received    168,650.02
                        Principal Prepayments           514,011.74
                                                        ----------
                        Total Principal                 682,661.76

                        Interest
                        --------
                        Schedule interest received
                        plus Servicer Advances          998,165.27

                                                           Number    Principal
                                                                     Balance
                                                           ------    ---------
          Liquidated Contracts                                  0         0.00
          Repurchased Contracts                                 0         0.00

  (iii)   Reserve Account withdrawal for Available
          Funds Shortfall                                    0.00

   (iv)   Class Certificate Balances after
          distributions                                  Reported on Page 1

    (v)   Class Percentages                               Current    Next
                                                          -------    ----
                                      Senior Class        78.192%      78.060%
                                      Class M              9.129%       9.184%
                                      Class B             12.679%      12.756%

   (vi)   Pool Principal Balance as of the end
          of the Due Period                        112,694,103.26


  (vii)   The Pool Factor (greater than 100%
          during the Pre-Funding Period)                  98.589%

 (viii)   Delinquency Information - as of the
          end of the Due Period                                      Principal
                                                          Number     Balance
                                                          ------     ---------
                                      30 to 59 days          100  3,024,934.36
                                      60 or more days         47  1,444,443.07

                                                                     Principal
(ix) and (x) Repossessed Manufactured Homes (REOs)        Number     Balance
                                                          ------     ---------
                    During the current Due Period             10    329,628.73
                    Aggregate REOs still in inventory         11    352,591.00

UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1996-1                of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126


STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------

Distribution Date:       15-Jan-97



   (xi)  The Performance Test               Criteria      Current Ratio
                                            --------      -------------
    (1)  Average 60 Day Delinquency Ratio      5.00%      0.23%
    (2)  Average 30 Day Delinquency Ratio      7.00%      1.27%
    (3)  Current Realized Loss Ratio:
         Beginning 9/15/1997                   2.75%     Beginning
                                                         9/15/1997
    (4)  Cumulative Realized Losses
         (as a percent of the Cut-off Date
         Pool Balance) - Based upon the       Not yet
         table below.                         applicable  0.02%


                            Cumulative Realized Losses Criteria Table
                            -----------------------------------------

                            From:            To:         Percentage
                            -----            ----        ----------
                            10/01/2001       09/30/2002   7.0%
                            10/01/2002       09/30/2003   8.00%
                            10/01/2003       thereafter   9.00%

Has the Performance Test been satisfied?  (Yes or No)   YES

   (xii)  The Weighted Average Net Contract Rate
          of all outstanding Contracts                  10.55667%
  (xiii)  The outstanding Monthly Advance
          reimbursable to the Servicer                  40,217.51
   (xiv)  Reserve Account
          Last Month's Ending Balance                1,431,537.99
          Plus Deposits:     Investment Earnings         6,904.52
                             From Amount Available,
                             to cover Specified
                             Requirement               286,556.64
                             Other                           0.00
          Less Withdrawals:  To Certificate Account,
                             to cover Available Funds
                             Shortfall                       0.00
                             To Class R, the excess deposit
                             over the Specified Requirement  0.00
                             Other                           0.00

          Ending Balance                             1,724,999.15

          Specified Reserve Account Requirement      1,724,999.15

                                 Page 8